THESE SECURITIES AND THE UNDERLYING SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT.

                          COMMON STOCK PURCHASE WARRANT

                   To Purchase [XX] Shares of Common Stock of

                                 ROOMLINX, INC.

                  THIS COMMON STOCK PURCHASE WARRANT CERTIFIES that, for value received, [__________] (the "Holder"), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date hereof (the "Initial Exercise Date") and on or prior to the close of business on the fifth anniversary of the Initial Exercise Date (the "Termination Date") but not thereafter, to subscribe for and purchase from RoomLinX, Inc., a Nevada corporation (the "Company"), up to [XX] shares (the "Warrant Shares") of Common Stock, par value $.001 per share, of the Company (the "Common Stock"). The purchase price of one share of Common Stock (the
"Exercise Price") under this Warrant shall be $0.075, subject to adjustment hereunder. The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein. Capitalized terms used and not otherwise defined herein shall have the meanings set forth in the Securities Purchase Agreement (the "Purchase Agreement"), dated March 2, 2005, by and between the Company and the original holder hereof.

         1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws and Section 7 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

         2. Authorization of Shares. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant in accordance with the provisions of this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

         3. Exercise of Warrant.

                  (a) Except as provided in Section 4 herein, exercise of the purchase rights represented by this Warrant may be made at any time or times on or after the Initial Exercise Date and on or before the Termination Date by the surrender of this Warrant and the Notice of Exercise Form annexed hereto duly executed, at the office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and upon payment of the Exercise Price of the shares thereby purchased by wire transfer or cashier's check drawn on a United States bank or by means of a cashless exercise pursuant to Section 3(c), the Holder shall be entitled to receive a certificate for the number of Warrant Shares so purchased. Certificates for shares purchased hereunder shall be delivered to the Holder within three (3) trading days after the date on which this Warrant shall have been exercised as aforesaid. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid. If the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 3(a) by the third trading day after the date of exercise, then the Holder will have the right to rescind such exercise.

                  (b) If this Warrant  shall have been  exercised  in part,  the
         Company shall, at the time of delivery of the certificate or certificates representing Warrant Shares, provided that this Warrant has been surrendered to the Company, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant.

                  (c) At any time following the date of issuance of this Warrant, this Warrant may also be exercised, at any time prior to the Termination Date, by means of a "cashless exercise" in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

             (A)  =  the closing  bid price on the trading day  preceding the date of such election;

             (B)  =   the Exercise Price of the Warrants, as adjusted; and

             (X)  =   the number of Warrant Shares  issuable upon exercise
                     of the Warrants in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

                  (d) If at any time following the Initial Exercise Date (a) the Company's Common Stock is then publicly traded, (b) the VWAP for any 15 consecutive trading days is at least $0.60 (subject to adjustment in connection with any forward or reverse stock split, stock dividend, merger, reorganization or similar event) (the "Warrant Forced Exercise Triggering Period") and (c) there is an effective registration statement covering the resale of the Warrant Shares, the Company shall be entitled to force the Holder to exercise this Warrant, in whole or in part, at the then effective Exercise Price. In the event the Company elects to force exercise of this Warrant, the Company shall provide the Holder with notice of such forced exercise within 5 days after the last day of the Warrant Forced Exercise Triggering Period (the "Forced Exercise Notice"). The Forced Exercise Notice shall be sent to the Holder in accordance with the terms set forth in Section 17(d) and shall set forth the date on which the forced exercise shall occur, such date to be no less than 30 days from the date of the Forced Exercise Notice (the "Forced Exercise Date"). Prior to the Forced Exercise Date, the Holder shall have the right to exercise this Warrant in accordance with the terms hereof. Upon the Forced Exercise Date, all Warrants noticed for forced exercise that have not theretofore been exercised by the Holder shall, upon payment of the aggregate exercise price therefor, be exercised and the Company shall issued Warrant Shares upon payment of the exercise price therefor.

                  As used herein, "VWAP" means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a trading market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the trading market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on a trading market and if prices for the Common Stock are then quoted on the OTC Bulletin Board, the volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the OTC Bulletin Board; (c) if the Common Stock is not then listed or quoted on the OTC Bulletin Board and if prices for the Common Stock are then reported in the "Pink Sheets" published by the Pink Sheets, LLC (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Investors and reasonably acceptable to the Company.

         4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

         5. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate to the Holder, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

         6. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

         7. Transfer, Division and Combination.

                  (a) Subject to compliance with any applicable securities laws and the conditions set forth in Sections 1 and 7(e) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

                  (b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                  (c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

                  (d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

                  (e) If, at the time of the surrender of this Warrant in connection with any transfer of this Warrant, the transfer of this Warrant shall not be registered pursuant to an effective registration statement under the Securities Act and under applicable state securities or blue sky laws, the Company may require, as a condition of allowing such transfer, (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws and (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company.

         8. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

         9. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

         10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

         11. Adjustments of Exercise Price and Number of Warrant Shares. (a) The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time upon the happening of any of the following. In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock, then in each such case the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company resulting from such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) If the Company at any time prior to the 60th day following the consummation of a subsequent financing by the Company with gross cash proceeds of at least $3,000,000 (the "Qualified Offering") shall issue, or be deemed to have issued (a "Triggering Issuance"), Additional Shares of Common Stock (as hereinafter defined) without consideration or for consideration per share of Common Stock less than the then applicable Exercise Price (the "Dilutive Price") in effect immediately prior to such issuance, then forthwith upon the occurrence of any such event (the "Dilutive Event") the Exercise Price shall be reduced so that the Exercise Price in effect immediately following the Dilutive Event will equal the Dilutive Price; and in the event the Dilutive Event shall occur at any time on or after the 60th day following the consummation of a Qualified Offering, the Exercise Price shall be reduced to a price determined by multiplying the then effective Exercise Price in effect immediately following the Dilutive Event by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the Dilutive Issuance plus the number of shares of Common Stock which the aggregate offering price for such Dilutive Issuance (assuming receipt by the Company in full of all consideration payable upon exercise of such rights, options or warrants) would purchase at the Exercise Price, and the denominator of which shall be the sum of the number of shares of Common Stock outstanding immediately prior to the Dilutive Issuance plus the number of shares of Common Stock so issued or issuable in connection with the Dilutive Issuance. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 11(b), the number of Warrant Shares issuable upon the exercise of this Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

                  (c) As used herein:

                           "Additional Shares of Common Stock" shall mean all shares of Common Stock issued or deemed to be issued by the Company after the date hereof which represent a Triggering Issuance. If the Company issues any Options or Convertible Securities (as hereinafter defined), the maximum number of shares of Common Stock issuable thereunder, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue, if the consideration per share of such Additional Shares of Common Stock (as hereinafter determined) is less than the then-applicable Exercise Price, until such time as such Options or Convertible Securities shall terminate or be exercised or converted into Common Stock, upon which time the number of shares of Common Stock actually thereupon issued shall be deemed to be Additional Shares of Common Stock. The Company shall be deemed to have issued the maximum number of shares of Common Stock potentially underlying any Options or Convertible Securities. Notwithstanding the foregoing, no issuance or deemed issuance nor Common Stock or options or warrants to purchase Common Stock issued to (i) officers, directors or employees of or consultants to the Company pursuant to any compensation agreement, plan or arrangement or the issuance of Common Stock upon the exercise of any such options or warrants, provided such securities were issued prior to the date hereof or pursuant to a stock option plan that was approved by the board of directors and stockholders of the Company or were assumed in a merger or other business combination by the Company (ii) upon conversion of existing convertible securities outstanding as of the date hereof; (iii) upon exercise of outstanding warrants existing as of the date hereof or this Warrant; and
                           (iv) in connection with a business acquisition where the stockholders of the Company prior to such acquisition own 50% or more of the Common Stock of the Company following such acquisition, or to an institution or bank lender or licensor of tangible or intangible property in connection with a loan transaction or equipment lease or licensing transaction (provided that the primary purpose of any such equipment lease or licensing transaction is not raising capital), shall be deemed the issuance of Additional Shares of Common Stock.

                           "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities.

                           "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock) or other securities directly or indirectly convertible into or exchangeable for Common Stock.

         With respect to Options and Convertible Securities, "consideration" per share of Additional Shares of Common Stock shall be determined by adding (x) the aggregate consideration received upon issuance of the Options or Convertible Securities divided by the number of shares receivable upon the exercise or conversion thereof and (y) the minimum possible consideration per share received or to be received per share upon the exercise, conversion or exchange of such Options or Convertible Securities for shares of Common Stock. Common Stock outstanding as of a given date shall be the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.

                  (d) In addition to the above adjustments, in the event that there is an Event of Default (as defined in the Debentures) as a result of the failure to pay amounts due under the Debenture for more than five (5) days after such payment is due, the then effective Exercise Price shall be reduced by 1.5% per month of the Exercise Price in effect upon such Event of Default, until such default is cured, up to a maximum reduction of 20% of the Exercise Price in effect upon such Event of Default.

         12. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Company, then the Holder shall have the right thereafter to receive, at the option of the Holder, upon exercise of this Warrant, the number of shares of common stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Company) shall expressly assume the due and punctual observance and performance of each and every covenant and condition of this Warrant to be performed and observed by the Company and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Company) in order to provide for adjustments of Warrant Shares for which this Warrant is exercisable which shall be as nearly equivalent as practicable to the adjustments provided for in this
Section 12. For purposes of this Section 12, "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 12 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

         13. Voluntary Adjustment by the Company. The Company may at any time during the term of this Warrant reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

         14. Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is adjusted, as herein provided, the Company shall give notice thereof to the Holder, which notice shall state the number of Warrant Shares (and other securities or property) purchasable upon the exercise of this Warrant and the Exercise Price of such Warrant Shares (and other securities or property) after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made.

         15. Notice of Corporate Action. If at any time:

                           (a) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, or any right to subscribe for or purchase any evidences of its indebtedness, any shares of stock of any class or any other securities or property, or to receive any other right, or

                           (b) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or,

                           (c)  there  shall  be  a  voluntary  or   involuntary
         dissolution, liquidation or winding up of the Company;

then, in any one or more of such cases (but not in such cases if the rights of the Holder or holders of Common Stock will not be materially affected thereby, as for example in the case of a merger to effect a change of domicile), the Company shall give to Holder (i) at least 20 days' prior written notice of the date on which a record date shall be selected for such dividend, distribution or right or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, the date on which the holders of Common Stock shall be entitled to any such dividend, distribution or right, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 17(d).

         16. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the trading market upon which the Common Stock may be listed.

                  Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (a) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant, and (c) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

                  Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

         17. Miscellaneous.

                  (a) Jurisdiction. This Warrant shall constitute a contract under the laws of New York, without regard to its conflicts of laws principles or rules.

                  (b) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, will have restrictions upon resale imposed by state and federal securities laws.

                  (c) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

                  (d) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Purchase Agreement.

                  (e) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

                  (f) Remedies. Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (g) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

                  (h) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Holder and the Company.

                  (i) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

                  (j) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.


                              ********************

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized.

Dated:  March 2, 2005
                                            ROOMLINX, INC.


                                            By:
                                                -------------------------------
                                                Name:  Frank Elenio
                                                Title: Chief Financial Officer

                               NOTICE OF EXERCISE

To:      RoomLinX, Inc.

         (1)______The undersigned hereby elects to purchase ________ Warrant Shares of RoomLinX, Inc. pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

         (2)______Payment shall take the form of (check applicable box):

                           [ ] in lawful money of the United States; or

                           [ ] the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 3(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 3(c).

         (3)______Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

                       Name:      ___________________________

                       Address:   ___________________________

                                  ___________________________

                       SS or Tax
                       ID number: ___________________________

The Warrant Shares shall be delivered to the following:

                                  ___________________________

                                  ___________________________

                                  ___________________________


                                        [Warrant holder]

                                        By:
                                            -----------------------------
                                              Name:
                                              Title:

                                        Dated:
                                               --------------------------

                                 ASSIGNMENT FORM

                    (To assign the foregoing warrant, execute
                   this form and supply required information.
                 Do not use this form to exercise the warrant.)


         FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

________________________________________ whose address is

_____________________________________________________________________________ .

_____________________________________________________________________________

 _________                                   Dated:  ______________, _______


            Holder's Signature:   ___________________________

              Holder's Address:   ___________________________

                                  ___________________________



Signature Guaranteed:  ___________________________________________


NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.